U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 1, 2003

SAN Holdings, Inc.
Exact Name of Registrant as Specified in its Charter

                                     Colorado                                                                                                84-0907969
                                  (State of incorporation)                                                                   (I.R.S. Employer Identification No.)

Commission File Number 0-16423

900 West Castleton Road, Suite 210, Castle Rock, CO 80104
Address of Principal Executive Office, Including Zip Code

(303) 660-4633
Registrant’s Telephone Number, Including Area Code

Item 7. Financial Statements and Exhibits

        (c) Exhibits. The exhibits listed below are submitted with this report or will be submitted by amendment to this report.

2.1	Agreement and Plan of Merger dated March 31, 2003.* Certain exhibits to the Agreement, listed below in this Item 2, are included as exhibits to this Current Report. (Certain of the Schedules described at pages numbered iv - vi of the Agreement are omitted, but will be furnished to the Commission upon request.)
2.2	Stock Option Agreement.*
2.3	Credit Support Document.*
2.4	Form of SANZ Warrant.*
2.5	Form of Management Services Agreement.*
2.6	Form of Registration Rights Agreement.*
2.7	Form of Shareholders Agreement.*
2.8	Form of Amended Charter.*
2.9	Form of Amended Bylaws.*
2.10	Form of Certificate of Designation of Preferred Stock.*
99.1	Press Release dated April 1, 2003, concerning an agreement with Solunet Storage Solutions.

_______________________

* To be filed by amendment.

Item 9. Regulation FD Disclosure.

On April 1, 2003 SAN Holdings, Inc.  issued a press release concerning an agreement with Solunet Storage Solutions.   The press release is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Note: Information in this report, including the exhibits, furnished pursuant to Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is disclosed pursuant to those Items.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                   SAN HOLDINGS, INC.

Dated:  April 1, 2003                                            By:  /s/ Hugh A. O’Reilly
                                                                                              Hugh A. O’Reilly
                                                                                              Senior Vice President and CFO